UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2019

C.H. ROBINSON WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23189	41-1883630
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

14701 Charlson Road

Eden Prairie, MN 55347

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (952) 937-8500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	CHRW	The Nasdaq Global Select Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Pursuant to notice duly given, C.H. Robinson Worldwide, Inc. (the “Company”) held its 2019 Annual Meeting of Shareholders virtually on May 9, 2019 at www.virtualshareholdermeeting.com/CHRW2019 (“2019 Annual Meeting”). At the 2019 Annual Meeting, the Company’s shareholders approved adding shares of the Company’s common stock to the Company’s Amended and Restated 2013 Equity Incentive Plan (the “Plan”), which increases by 4,000,000 shares the authorized number of shares of common stock issuable thereunder. A more detailed summary of the Plan can be found in the Company’s proxy statement for the 2019 Annual Meeting, which was filed with the Securities and Exchange Commission on March 29, 2019, beginning on page 46.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The number of outstanding shares on the record date for the 2019 Annual Meeting was 137,358,627 shares. At the 2019 Annual Meeting, 125,151,038 shares, or 91 percent of the outstanding shares, were represented in person or by proxy. At the 2019 Annual Meeting, the shareholders of the Company: (1) elected nine of the ten director nominees set forth below to serve one-year terms, expiring at the Company’s 2020 Annual Meeting of Shareholders; (2) approved, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers; (3) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; (4) approved the addition of 4,000,000 shares of the Company’s common stock to the Plan; and (5) did not approve a shareholder proposal to adopt greenhouse gas emissions targets. The results of the matters voted upon by the shareholders are as follows:

Election of Directors

Name	For	Against	Abstain	Broker Non-Votes
Scott P. Anderson	104,914,614	3,913,940	171,067	16,151,417
Robert C. Biesterfeld Jr.	108,263,213	566,699	169,709	16,151,417
Wayne M. Fortun	103,801,318	5,026,491	171,812	16,151,417
Timothy C. Gokey	47,330,243	61,138,547	530,831	16,151,417
Mary J. Steele Guilfoile	105,196,339	3,639,277	164,005	16,151,417
Jodee A. Kozlak	106,342,419	2,490,232	166,970	16,151,417
Brian P. Short	104,314,178	4,517,174	168,269	16,151,417
James B. Stake	108,290,841	537,971	170,809	16,151,417
Paula C. Tolliver	108,583,617	250,399	165,605	16,151,417
John P. Wiehoff	105,730,529	3,100,208	168,884	16,151,417

Mr. Gokey was not re-elected and, pursuant to the Delaware General Corporation Law, will continue to serve as a holdover director.

As disclosed in the Company’s proxy statement for the 2019 Annual Meeting, Mr. Gokey attended 72 percent of the meetings of the board and the committees on which he served during fiscal 2018. His attendance was temporarily impacted by his professional obligations associated with his recent appointment as chief executive officer of his employer. The chair of the Company’s Governance Committee discussed these matters with Mr. Gokey and received assurances that Mr. Gokey’s attendance will not be impacted going forward.

Approval, on a non-binding basis, of the compensation of the Company’s Named Executive Officers

For	Against	Abstain	Broker Non-Votes
97,452,528	11,251,934	295,159	16,151,417

Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019

For	Against	Abstain
122,940,473	2,053,731	156,834

Approval of the addition of shares of the Company’s common stock to the Company’s 2013 equity incentive plan

For	Against	Abstain	Broker Non-Votes
100,862,186	7,039,593	1,097,842	16,151,417

Shareholder proposal on the adoption of greenhouse gas emissions reduction targets

For	Against	Abstain	Broker Non-Votes
28,738,535	79,391,727	869,359	16,151,417

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2019

C.H. ROBINSON WORLDWIDE, INC.

By:	/s/ Ben G. Campbell
Ben G. Campbell
Chief Legal Officer and Secretary